Championlyte Holdings, Inc.
                       2999 NE 191st Street, Penthouse Two
                               Aventura, FL 33180


April 8, 2003

Mr. Marshall Kanner
B K. Generalli
601 Brickell Avenue
Miami, FL 33131

Dear Marshall:

On behalf of the board of directors and shareholders of Championlyte Holdings, Inc. (the "Company"), I want to thank you for all of the work you have done in acting as Interim Chief Executive Officer of the Company during this transition period. While we reluctantly accept your resignation as an executive officer of the Company we are pleased that you will remain as both Executive Vice Chairman and a member of the board of directors of the Company.

In appreciation for your past efforts the remaining members of the board have authorized the issuance of 460,000 shares of the Company's common stock. Additionally, since you have continued to remain in the capacities mentioned, the board has further authorized the issuance to you of 360,000 additional shares of the Company's common stock to be issued immediately but shall vest on a pro-rata basis for your services in 30,000 share increments each month assuming with April 2003 through March 2004. These shares shall be included on the Company's upcoming registration statement to be filed in the coming month and you agree to not undertake any sale of shares prior to August 2003.
Thereafter you agree to a maximum liquidation of shares to those available to holders under Rule 144 of the 1933 Securities Act, as amended. In your capacity as an investment banker, should you bring opportunities to the Company which result in a merger or acquisition or in a financing, the Company agrees to compensate you in a manner consistent with the fee structures in your industry and to be finalized prior to any transaction taking place.

On behalf of the board I would like to thank you for your efforts on behalf of the Company and its shareholders these last few months and we appreciate your continued involvement. Please confirm your acceptance of the foregoing by your signature.

Sincerely,

/s/ David Goldberg
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David Goldberg
President

Accepted this 8th day of April, 2003:

/s/ Marshall Kanner
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Marshall Kanner